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wordml013fSUB ITEM 77Q1(a)


         Appendix A, dated December 18, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust IV, dated January 1, 2002 as revised June 23, 2004 and August 22, 2007, is contained in Post-Effective Amendment No. 26 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.